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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Integon Capital I and Integon Corporation on Form S-4 of our report dated January 22, 1997, appearing in the Annual Report on Form 10-K of Integon Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Winston-Salem, North Carolina

March 5, 1997